UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026 (March 25, 2026)

Commission File Number: 1-35106

AMC Networks Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 324-8500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on March 13, 2026, AMC Networks Inc. (“AMC Networks” or the “Company”) completed the early settlement of the exchange of approximately $830.6 million in aggregate principal amount (the “Early Tendered Notes”) of its 10.25% Senior Secured Notes due 2029 (the “Old Notes”) that were validly tendered on or before the early tender deadline of 5:00 p.m., New York City time, on March 6, 2026 (the “Early Tender Time”) in the Company’s previously announced offer to exchange (the “Exchange Offer”) any and all of its outstanding Old Notes for its newly-issued 10.50% Senior Secured Notes due 2032 (the “New Notes”).

The Exchange Offer expired at 5:00 p.m., New York City time, on March 23, 2026 (the “Expiration Time”). As of the Expiration Time, an additional $30,693,000 in aggregate principal amount of Old Notes was validly tendered in the Exchange Offer following the Early Tender Time (the “Additional Tendered Notes”). On March 25, 2026 (the “Final Settlement Date”), in connection with the final settlement of the Exchange Offer, the Company issued approximately $31.1 million in aggregate principal amount of New Notes. All Additional Tendered Notes exchanged were cancelled. The Additional Tendered Notes and the Early Tendered Notes together represent 98.43% of the aggregate outstanding principal amount of Old Notes prior to the Exchange Offer. Following such cancellation, approximately $13.7 million in aggregate principal amount of Old Notes remains outstanding.

The New Notes are a further issuance of, and are in addition to, the 10.50% Senior Secured Notes due 2032 (the “Original 2032 Notes”) that the Company issued on July 3, 2025 in the aggregate principal amount of $400 million. The New Notes are fungible with the Original 2032 Notes and trade under the same CUSIP numbers as the Original 2032 Notes (except that New Notes issued pursuant to Regulation S will trade separately under a different CUSIP number until at least 40 days after the closing date and thereafter, subject to the terms of the New Notes Indenture (as defined below) and the applicable procedures of the depositary).

The New Notes will mature on July 15, 2032. The Company will pay interest on the New Notes at a rate of 10.50% per annum. Interest on the New Notes will accrue from January 15, 2026, the last interest payment date for the Original 2032 Notes and will be payable semi-annually in arrears on January 15 and July 15 of each year to the holders of record at the close of business on July 1 and January 1, whether or not a business day, prior to such interest payment date, provided that interest payable on the maturity date shall be payable to the person to whom principal shall be payable. The first interest payment date will be July 15, 2026.

On March 26, 2026, the Company issued a press release announcing that it has given notice of redemption of all of its remaining outstanding Old Notes, which following the final settlement of the Exchange Offer totaled approximately $13.7 million in aggregate principal amount. The Old Notes will be redeemed on April 6, 2026 at a redemption price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of AMC Networks Inc., dated March 26, 2026, titled “AMC Networks Announces Full Redemption of Outstanding 10.25% Senior Secured Notes due 2029”*

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2026

AMC NETWORKS INC.

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Executive Vice President and Corporate Secretary